SECOND AMENDMENT TO
AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this “Amendment”) is effective as of December 22, 2020, among U.S. Global Investors Funds, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of each of the Funds listed on Appendix A to the Agreement (each a “Fund” and together, the “Funds”), and U.S. Global Investors, Inc., a Texas corporation, and any successor thereto (the “Administrator”), with respect to each Fund named in Appendix A to this Agreement, as may be amended from time to time.

WHEREAS, the Administrator and the Trust are parties to that certain Amended and Restated Administrative Services Agreement dated December 9, 2015, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Trust’s Board of Trustees has approved the removal of the All American Equity Fund, effective December 22, 2020.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Appendix A to the Agreement hereby is hereby deleted in its entirety and replaced with Appendix A attached hereto to reflect the removal of the All American Equity Fund; and

2.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement; and

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein; and

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

U.S. GLOBAL INVESTORS FUNDS		U.S. GLOBAL INVESTORS, INC.

By:	/s/ Jessica Chase	By:	/s/ Frank Holmes
Name:	Jessica Chase		Frank Holmes
Title:	President		President, CEO

APPENDIX A

The following Funds of the Trust and the classes thereof are subject to this Agreement:

Effective as of December 22, 2020

Name of Fund
China Region Fund
Emerging Europe Fund
Global Luxury Goods Fund (f/k/a Holmes Macro Trends Fund)
Global Resources Fund
Gold and Precious Metals Fund
Near-Term Tax Free Fund
U.S. Government Securities Ultra-Short Bond Fund
World Precious Minerals Fund